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                                                              EXHIBIT 10.13


                          COAST

                          LOAN AND SECURITY AGREEMENT



BORROWER:   PROBUSINESS, INC.,
            A CALIFORNIA CORPORATION

ADDRESS:    5934 GIBRALTER DR., SUITE 201
            PLEASANTON, CA 94588

DATE:       APRIL 30, 1996


THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between COAST BUSINESS CREDIT, a division of Southern Pacific Thrift & Loan Association ("Coast"), a California corporation, with offices at 12121 Wilshire
Boulevard, Suite 1111, Los Angeles, California 90025, and the borrower named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the
"Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1. LOANS.

        1.1 LOANS. Coast will make loans to Borrower (the "Loans"), in amounts determined by Coast in its reasonable discretion, up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing.

        1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Coast's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Coast minimum monthly interest during the term of this Agreement with respect to the Receivable Loans and the Inventory Loans in the amount set forth on the Schedule (the "Minimum Annual Interest").

        1.3 FEES. Borrower shall pay Coast the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Coast and are not refundable.

        1.4 CONDITIONS PRECEDENT. The obligation of Coast to make the Loans is subject to the satisfaction, in the sole and absolute discretion of Coast, at or prior to the Closing Date, of each, every and all of the following conditions:

             (a) STATUS OF ACCOUNTS AT CLOSING. No accounts payable shall be due and unpaid ninety (90) days past its due date except for such accounts payable being contested in good faith in appropriate proceedings and for which adequate reserves have been provided;

             (b) MINIMUM AVAILABILITY. Borrower shall have minimum availability immediately after the initial funding of the Loans of Four Hundred Thousand Dollars ($400,000);

             (c) LANDLORD WAIVER. Borrower shall have used its best efforts to obtain executed landlord waivers in form an substance satisfactory to Coast, in Coast's sole and absolute discretion, and in form for recording in the appropriate recording office, with respect to all locations where Borrower maintains any inventory or equipment in excess of One Hundred Thousand
Dollars ($100,000);

             (d) EXECUTED LOAN DOCUMENTS. Coast shall have received this Agreement duly executed by Borrower;

             (e) OPINION OF BORROWER'S COUNSEL. Coast shall have received opinions of Borrower's counsel, in form and substance satisfactory to Coast in its sole and absolute discretion;


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             (f)  ASSIGNMENT FROM SILCON VALLEY BANK.  Coast shall have received an assignment of the documents and debt between Borrower and Silcon Valley Bank and an assignment of the security interests in the assets of Borrower held by Silcon Valley Bank in form and substance satisfactory to Coast in its sole and absolute discretion.

             (g) WARRANTS. Coast shall have received executed Warrants, in form and substance satisfactory to Coast in its sole and absolute discretion;

             (h) PRIORITY OF COAST'S LIENS. Coast shall have received the results of "of record" searches satisfactory to Coast in its sole and absolute discretion, reflecting its Uniform Commercial Code filings against Borrower indicating that Coast has a perfected, first priority lien in and upon all of the Collateral, subject only to Permitted Liens;

             (i) INSURANCE. Coast shall have received copies of the insurance binders or certificates evidencing Borrower's compliance with Section 5.2 hereof, including lender's loss payee endorsements;

             (j) CORPORATE EXISTENCE. Coast shall have received copies of Borrower's Articles of Incorporation and all amendments thereto, and a Certificate of Good Standing, certified by the Secretary of State of California, and dated a recent date prior to the Closing Date, and Coast shall have received Certificates of Foreign Qualification for Borrower from the Secretary of State of each state wherein the failure to be so qualified could have a Material Adverse Effect;

             (k) CORPORATE DOCUMENTS. Coast shall have received copies of Borrower's Bylaws and all amendments thereto, and Coast shall have received copies of the resolutions of the board of directors of Borrower, authorizing the execution and delivery of this Agreement and the other documents contemplated hereby, and authorizing the transactions contemplated hereunder and thereunder, and authorizing specific officers of Borrower to execute the same on behalf of Borrower, in each case certified by the Secretary or other acceptable officer of Borrower as of the Closing Date;

             (l) DUE DILIGENCE. Coast shall have completed its due diligence with respect to Borrower; and

             (m) OTHER DOCUMENTS AND AGREEMENTS. Coast shall have received such other agreements, instruments and documents, including, but not limited to, the Subordination Agreements, landlord waivers, fixture filings, termination statements and security agreements (including covering copyrights, patents and trademarks), as Coast may require in connection with the transactions contemplated hereby, all in form and substance satisfactory to Coast in Coast's sole and absolute discretion, and in form for filing in the appropriate filing office.

        1.5 CONDITIONS SUBSEQUENT. The obligation of Coast to continue to make the Loans is subject to the satisfaction, in the sole and absolute discretion of Coast, at or prior to the dates indicated below, of each, every and all of the following conditions; and the failure to satisfy each, every and all of the following shall constitute an Event of Default under this Agreement:

             (a)  SUBORDINATION AGREEMENTS.  Coast shall receive, within sixty
(60) days of the date hereof, executed subordination agreements from Subordinated Debt Holders set forth on Schedule 1.5(a) hereto holding at least eighty percent (80%) of the Borrower's outstanding subordinated debt, each such subordination agreement shall be in form and substance satisfactory to Coast in its sole and absolute discretion.

2.  SECURITY INTEREST.

        2.1 SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Coast a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Receivables, Inventory, Equipment, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts (except Borrower funds which are segregated from its general funds and held on behalf of third parties for remittance to taxing authorities), and all money, and all property now or at any time in the future in Coast's possession (including claims and credit balances), and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

        In order to induce Coast to enter into this Agreement and to make Loans, Borrower represents and warrants to Coast as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

        3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the

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jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a Material Adverse Effect. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate in any material respect Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

        3.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Coast 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

        3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Coast at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule, except in connection with the Acquisition.

        3.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Coast now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Coast and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises, except to the extent a landlord waiver is obtained from lessor pursuant to the terms hereof. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise). Borrower shall, whenever requested by Coast, use its best efforts to cause such third party to execute and deliver to Coast, in form acceptable to Coast, such waivers and subordinations as Coast shall specify, so as to ensure that Coast's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

        3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition (ordinary wear and tear excepted), and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately notify Coast in writing of any material loss or damage to the Collateral.

        3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

        3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Coast have been, and will be, prepared in conformity with generally accepted accounting principles (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect in all material respects the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Coast and the date hereof, there has been no Material Adverse Effect. Borrower is now and will continue to be solvent.

        3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Coast in writing of the commencement of, and any material development in, the proceedings, and (iii) establishes reserves or takes any

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other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

        3.9 COMPLIANCE WITH LAW. Borrower has complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and environmental matters.

        3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any Material Adverse Effect. Borrower will promptly inform Coast in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any single claim of One Hundred Thousand Dollars ($100,000) or more, or involving Two Hundred Thousand Dollars ($200,000) or more in the aggregate.

        3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

4.  RECEIVABLES.

        4.1 REPRESENTATIONS RELATING TO RECEIVABLES. Borrower represents and warrants to Coast as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's business.

        4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to Coast as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct in all material respects and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all material respects what they purport to be. All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all applicable laws and governmental rules and regulations. To the best of Borrower's knowledge, all signatures and indorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

        4.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. Borrower shall deliver to Coast transaction reports and loan requests, schedules of Receivables, and schedules of collections, all on Coast's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Coast's security interest and other rights in all of Borrower's Receivables, nor shall Coast's failure to advance or lend against a specific Receivable affect or limit Coast's security interest and other rights therein. Loan requests received after 11:00 AM will not be considered by Coast until the next Business Day. Together with each such schedule, or later if requested by Coast, Borrower shall furnish Coast with copies of all orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Coast an aged accounts receivable trial balance in such form and at such intervals as Coast shall request. In addition, Borrower shall deliver to Coast the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, upon receipt thereof and in the same form as received, with all necessary indorsements, all of which shall be with recourse. Borrower shall also provide Coast with copies of all credit memos as and when requested by Coast.

        4.4 COLLECTION OF RECEIVABLES. Borrower shall have the right to collect all Receivables, unless and until an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables in trust for Coast, and Borrower shall deliver all such payments and


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proceeds to Coast within one Business Day after receipt by Borrower, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Coast may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Coast may specify, pursuant to a blocked account agreement in such form as Coast may specify. Coast or its designee may, upon the occurrence of any Default or Event of Default, notify Account Debtors that Coast has been granted a security interest in the Receivables.

        4.5 REMITTANCE OF PROCEEDS. All proceeds arising from the disposition of any Collateral shall be delivered to Coast within one Business Day after receipt by Borrower, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Coast. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

        4.6 DISPUTES. Borrower shall notify Coast promptly of all disputes or claims relating to Receivables exceeding One Hundred Thousand Dollars ($100,000) in the aggregate. Borrower shall not forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Coast on the regular reports provided to Coast; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit. Coast may, at any time after the occurrence and continuance of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Coast considers advisable in its reasonable credit judgment and, in all cases, Coast shall credit Borrower's Loan account with only the net amounts received by Coast in payment of any Receivables.

        4.7 VERIFICATION. Coast may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Coast or such other name as Coast may choose. This verification shall generally be done by letter in the form attached hereto as
Exhibit 4.7, such form hereby being authorized by Borrower.

        4.8 NO LIABILITY. Coast shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Coast be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Coast from liability for its own gross negligence or willful misconduct.

5.  ADDITIONAL DUTIES OF THE BORROWER.

        5.1 FINANCIAL AND OTHER COVENANTS. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

        5.2 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Coast, in such form and amounts as Coast may reasonably require, and Borrower shall provide evidence of such insurance to Coast, so that Coast is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower shall name Coast as an additional insured, and all property casualty and related insurance policies of Borrower shall name Coast as a loss payee thereon and Borrower shall cause a lenders loss payee endorsement in form reasonably acceptable to Coast. Upon receipt of the proceeds of any such insurance, Coast shall apply such proceeds in reduction of the Obligations as Coast shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, any such proceeds respecting Equipment shall be paid directly to Borrower to be utilized by Borrower solely for the replacement of the Equipment with respect to which the insurance proceeds were paid. Coast may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Coast may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Coast copies of all reports made to insurance companies.

        5.3 REPORTS. Borrower, at its expense, shall provide Coast with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Coast shall from time to time reasonably specify.

        5.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times during regular business hours, and on one

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Business Day's notice, Coast, or its agents, shall have the right to inspect, audit and copy Borrower's books and records and the Collateral (the "Audits"). Coast shall take reasonable steps to keep confidential all confidential information obtained in any Audit, but Coast shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The Audits shall be at Borrower's expense and the charge for the Audits shall be Five Hundred Fifty Dollars ($550) per person per day (or such higher amount as shall represent Coast's then current standard charge for the same not to exceed Six Hundred Fifty Dollars ($650) per person per day during the first two (2) years of the term hereof), plus reasonable out of pocket expenses. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first notifying Coast of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Coast the same rights with respect to access to books and records and related rights as Coast has under this Loan Agreement.

        5.5 NEGATIVE COVENANTS. Except as set forth on Schedule 5.5 hereto with respect to the Acquisitions, Borrower shall not, without Coast's prior written consent, do any of the following:

                (i) merge or consolidate with another corporation or entity, except in a transaction in which (A) the shareholders of the Borrower hold at least 50% of the common stock and all other capital stock of the surviving corporation immediately after such merger or consolidation, and (B) the Borrower is the surviving corporation;

                (ii) acquire any assets, except (A) in the ordinary course of business, or (B) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of Two Hundred Thousand Dollars ($200,000);

                (iii) enter into any other transaction outside the ordinary course of business;

                (iv) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business;

                (v) store any Inventory or other Collateral with any warehouseman or other third party;

                (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis;

                (vii) make any loans of any money or other assets, except (A) advances to customers or suppliers in the ordinary course of business,
        (B) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (C) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower;

                (viii) incur any debts, outside the ordinary course of business, which would have a Material Adverse Effect;

                (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity, other than guarantees limited to Two Hundred Fifty Thousand Dollars ($250,000) or less with respect to
        (A) advances to customers or suppliers in the ordinary course of business, (B) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (C) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower;

                (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower);

                (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock, except that Borrower may repurchase stock owned by employees, directors and consultants of Borrower pursuant to terms of employment, consulting or other stock restriction agreements at such time as any such employee, director or consultant terminates his or her affiliation with the Borrower, for an aggregate purchase price not to exceed $250,000 in any fiscal year;

                (xii) make any change in Borrower's capital structure which would have a Material Adverse Effect; or

                (xiii) dissolve or elect to dissolve.

Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

        5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Coast with respect to any Collateral or relating to Borrower which

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reasonably be likely to result in a Material Adverse Effect. Borrower shall, without expense to Coast, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Coast may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

        5.7 INDEMNITY. Borrower hereby agrees to indemnify Coast and hold Coast harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, reasonable costs and expenses (including reasonable attorneys' fees), of every nature, character and description, which Coast may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between Coast and Borrower, any actual or alleged failure of Coast to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Coast relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Coast). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

        5.8 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Coast, to execute all documents and take all actions, as Coast, may deem reasonably necessary or useful in order to perfect and maintain Coast's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

6. TERM.

        6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"); provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one
(1) year each, upon written notice by Borrower to Coast, not less than sixty
(60) days prior to the next Maturity Date, that Borrower elects to renew this Agreement effective on the next Maturity Date. If this Agreement is renewed pursuant to this Section 6.1, Borrower shall pay to Coast a renewal fee (the "Renewal Fee") in the amount shown on the Schedule. The Renewal Fee shall be due and payable on the effective date of renewal and thereafter shall bear interest at a rate equal to the rate applicable to the Receivable Loans.

        6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three (3) Business Days after written notice of termination is given to Coast; or (ii) by Coast at any time after the occurrence of an Event of Default, effective immediately upon notice. If this Agreement is terminated by Borrower or by Coast under this
Section 6.2. Borrower shall pay to Coast a termination fee (the "Early Termination Fee") in the amount shown on the Schedule. The Early Termination
Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the rate applicable to the Receivable Loans; provided, however, that such Early Termination Fee shall be waived by Coast if such early termination is the result of the initial public offering of Borrower's common stock.

        6.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of Coast's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Coast, Coast may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Coast, nor shall any such termination relieve Borrower of any Obligation to Coast, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Coast shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Coast's security interests.

7. EVENTS OF DEFAULT AND REMEDIES.

        7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Coast immediate written notice thereof:

        (a) Any material warranty, representation, statement, report or certificate made or delivered to Coast by Borrower or any of Borrower's officers, employees or agents, not or in the future, shall be untrue or misleading in a material respect; or

        (b) Borrower shall fail to pay within five (5) days after due any Loan or any interest thereon or any other monetary Obligation; or

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             (c)  The total Loans and other Obligations outstanding at any time shall exceed the Credit Limit, which is not cured within five (5) days after the occurrence thereof; or

             (d) Borrower shall fail to deliver the proceeds of Collateral to Coast as provided in Section 4.5 above, or shall fail to give Coast access to its books and records or Collateral as provided in Section 5.4 above, or shall breach any negative covenant set forth in Section 5.5 above; or

             (e) Borrower shall fail to comply with the financial covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or

             (f) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five (5) Business Days after the date due; or

             (g) Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within ten (10) days after the occurrence of the same; or

             (h) Any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

             (i) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a Material Adverse Effect; or

             (j) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

             (k) The commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within forty-five (45) days after the date commenced; or

             (l) Revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or

             (m) Revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

             (n) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

             (o) Except as a result of the initial public offering of Borrower's common stock on a nationally recognized market, there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Coast; or

             (p) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

             (q)  There shall be any Material Adverse Effect, as defined in
Section 8 hereof.

Coast may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

        7.2 REMEDIES. Upon the occurrence, and during the continuance, of any Event of Default, Coast, at its option, and without demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following:

             (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement;

             (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment

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payments allowed by any instrument evidencing or relating to any Obligation;

        (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Coast without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Coast deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Coast seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives:

             (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession;

             (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and

             (iii) any requirement that Coast retain possession of, and not dispose of, any such Collateral until after trial or final judgment;

        (d) Require Borrower to assemble any or all of the Collateral and make it available to Coast at places designated by Coast which are reasonably convenient to Coast and Borrower, and to remove the Collateral to such locations as Coast may deem advisable;

        (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Coast shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge;

        (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Coast obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Coast shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Coast deems reasonable, or on Coast's premises, or elsewhere and the Collateral need not be located at the place of disposition. Coast may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;

        (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Coast to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Coast's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value;

        (h) Offset against any sums in any of Borrower's general, special or other Deposit Accounts with Coast; and

        (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Coast with respect to the foregoing shall be due from the Borrower to Coast within five (5) Business Days following receipt of a detailed invoice. Coast may charge the same to Borrower's loan account, and the same shall thereafter bear interest at the same rate as is applicable to the Receivable Loans. Without limiting any of Coast's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional three percent per annum.

     7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Coast agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:

        (a) Notice of the sale is given to Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted;

        (b) Notice of the sale describes the collateral in general, non-specific terms;

        (c) The sale is conducted at a place designated by Coast, with or without the Collateral being present;

        (d)  The sale commences at any time between 8:00 a.m. and 6:00 p.m.;

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                (e) Payment of the purchase price in cash or by cashier's check or wire transfer is required; and

                (f) With respect to any sale of any of the Collateral, Coast may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Coast shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

        7.4 POWER OF ATTORNEY. Upon the occurrence, and during the continuance, of any Event of Default, without limiting Coast's other rights and remedies, Borrower grants to Coast an irrevocable power of attorney coupled with an interest, authorizing and permitting Coast (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Coast agrees to exercise the following powers in a commercially reasonable manner;

                (a) Execute on behalf of Borrower any documents that Coast may, in its sole discretion, deem advisable in order to perfect and maintain Coast's security interest in the Collateral, or in order to exercise a right of Borrower or Coast, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements;

                (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Coast's Collateral or in which Coast has an interest;

                (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien;

                (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Coast's possession;

                (e) Endorse all checks and other forms of remittances received by Coast;

                (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same;

                (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;

                (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both;

                (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor;

                (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Coast the same rights of access and other rights with respect thereto as Coast has under this Agreement; and

                (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand. Coast may charge the foregoing to Borrower's loan account and the foregoing shall thereafter bear interest at the same rate applicable to the Receivable Loans. In no event shall Coast's rights under the foregoing power of attorney or any of Coast's other rights under this Agreement be deemed to indicate that Coast is in control of the business, management or properties of Borrower.

        7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Coast first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Coast shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Coast for any deficiency. If, Coast, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Coast shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Coast of the cash therefor.

        7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Coast shall have

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all the other rights and remedies accorded a secured party under the California
Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Coast [Band Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Coast of one or more of its rights or remedies shall not be deemed an election, nor bar Coast from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Coast to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

        "Account Debtor" means the obligor on a Receivable.

        "Acquisitions" means those certain acquisitions as more fully described on Schedule 5.5 attached hereto.

        "Affiliate" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

        "Business Day" means a day on which Coast is open for business.

        "Closing Date" means the date of the initial funding under this Agreement.

        "Code" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

        "Collateral" has the meaning set forth in Section 2.1 above.

        "Default" means any event which with notice or passage of time or both, would constitute an Event of Default.

        "Deposit Account" has the meaning set forth in Section 9105 of the Code.

        "EBIT" means, in any fiscal period, Borrower's net income (other than extraordinary or non-recurring items of Borrower for such period), plus (i) the amount of all interest expense and income tax expense of Borrower for such period, and plus or minus (as the case may be) (ii) any other non-cash charges which have been added or subtracted, as the case may be, in calculating Borrower's net income for such period.

        "EBITDA" means, in any fiscal period, Borrower's net income (other than extraordinary or non-recurring items of Borrower for such period), plus (i) the amount of all interest expense, income tax expense, depreciation and amortization of Borrower for such period, and plus or minus (as the case may be) (ii) any other non-cash charges which have been added or subtracted, as the case may be, in calculating Borrower's net income for such period.

        "Eligible Receivables" means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which Coast, in its good faith business judgment, shall deem eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate.

        "Equipment" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, computer equipment, check processors, readers, office partitions, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

        "Event of Default" means any of the events set forth in Section 7.1 of this Agreement.

        "General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Coast, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

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        "Inventory" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

        "Material Adverse Effect" means a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of Borrower or any subsidiary of Borrower, (ii) the ability of Borrower to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due), or (iii) the validity or enforceability of this Agreement or any other agreement or document entered into by any party in connection herewith, or the rights or remedies of Coast hereunder or thereunder.

        "Maximum Dollar Amount" means the aggregate amount of Four Million Dollars ($4,000,000); provided, however, such amount shall increase to an aggregate amount of Six Million Dollars ($6,000,000) after January 1, 1997 if
(i) Borrower's EBITDA is equal to at least 1.1 times Borrower's total debt service for any consecutive three (3) month period, including the three (3) month period ending December 31, 1996, (ii) Borrower has, and shall maintain, a Minimum Tangible Net Worth (including subordinated debt) equal to or greater than Three Million Dollars ($3,000,000), and (iii) Borrower shall have complied with the terms and conditions of this Agreement.

        "Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Coast, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Coast in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Coast.

        "Permitted Liens" means the following:

           (i) purchase money security interests in specific items of Equipment;

          (ii)  leases of specific items of Equipment;

         (iii)  liens for taxes not yet payable;

          (iv) additional security interests and liens consented to in writing by Coast, which consent shall not be unreasonably withheld;

           (v) security interests being terminated substantially concurrently with this Agreement;

          (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent;

         (vii)  liens in favor of Coast;

        (viii)  liens in existence on the date hereof;

          (ix) any judgment, attachment or similar lien, which is fully covered by insurance or has been discharged or execution thereof is effectively stayed and bonded against pending appeal within thirty (30) days of the entry thereof;

           (x) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; or

          (xi) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods.

        Coast will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Coast's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Coast, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

        "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated

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organization, association, corporation, government, or any agency or political division thereof, or any other entity.

        "Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

        "Subordinated Debt Holders" means the holders of subordinated debt of Borrower listed on Schedule 1.5(a) hereto.

        "Subordination Agreements" means those certain Subordination Agreements, executed by certain of the Subordinated Debt Holders of Borrower, each in favor of Coast.

        "Tangible Net Worth" means, as of the date any determination thereof is to be made, the difference of: (a) Borrower's total stockholder's equity; minus
(b) the sum of: (i) all intangible assets of Borrower; (ii) all amounts due to Borrower from its Affiliates, the first Resources acquisition calculated on a consolidated basis under generally accepted accounting principles.

        "Warrants" mean those certain Warrants (including, but not limited to, the anti-dilution agreement and registration rights agreement between Coast and
Borrower entered into in connection therewith), dated as of          , issued
by Borrower.

        Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9. GENERAL PROVISIONS.

        9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Coast (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Coast on account of the Obligations two (2) Business Days after receipt by Coast of immediately available funds, and, for purposes of the foregoing, any such funds received after 11:00 AM on any day shall be deemed received on the next Business Day. Coast shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Coast in its reasonable discretion, and Coast may charge Borrower's loan account for the amount of any item of payment which is returned to Coast unpaid.

        9.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in Coast's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Coast shall determine in its sole discretion.

        9.3 CHARGES TO ACCOUNTS. Coast may, in its discretion, require that Borrower pay monetary Obligations in cash to Coast, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Coast may also, in its discretion, charge any monetary Obligations to Borrower's Deposit Accounts maintained with Coast.

        9.4 MONTHLY ACCOUNTINGS. Coast shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account constitute prima facie evidence of the items stated and shall be an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Coast), unless Borrower notifies Coast in writing to the contrary within thirty days after each account is rendered, describing the nature of any alleged errors or omissions.

        9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Coast or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Coast shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

        9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

        9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Coast and supersede all prior and contemporaneous negotiations and

COAST BUSINESS CREDIT                       LOAN AND SECURITY AGREEMENT
-----------------------------------------------------------------------------

oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

        9.8 WAIVERS. The failure of Coast at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Coast shall not waive or diminish any right of Coast later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Coast shall be deemed to have been waived by any act or knowledge of Coast or its agents or employees, but only by a specific written waiver signed by an authorized officer of Coast and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Coast on which Borrower is or may in any way be liable, and notice of any action taken by Coast, unless expressly required by this Agreement.

        9.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Coast, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Coast, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast, but nothing herein shall relieve Coast from liability for its own gross negligence or willful misconduct.

        9.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Coast.

        9.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

        9.12 ATTORNEYS FEES, COSTS AND CHARGES. Borrower shall reimburse Coast for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Coast, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Coast incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Coast's security interest in, the Collateral; and otherwise represent Coast in any litigation relating to Borrower. If either Coast or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. Borrower shall also pay Coast's standard charges for returned checks and for wire transfers, in effect from time to time. All attorney's fees, costs and charges to which Coast may be entitled pursuant to this Paragraph may be charged by Coast to Borrower's loan account and shall thereafter bear interest at the same rate as the Receivable Loans.

        9.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Coast; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Coast, and any prohibited assignment shall be void. No consent by Coast to any assignment shall release Borrower from its liability for the Obligations.

        9.14 PUBLICITY. Coast is hereby authorized, at its expense, to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

        9.15 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

        9.16 LIMITATION OF ACTIONS. Any claim of cause of action by Borrower against Coast, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating

COAST BUSINESS CREDIT                                LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Coast, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Coast, or on any other person authorized to accept service on behalf of Coast, within thirty (30) days thereafter; provided, however, that Borrower may not bring any such claim or cause of action, or any part thereof, if there are facts in existence, not concealed, which Borrower could reasonably have discovered after due inquiry, upon which such claim or cause of action, or any part thereof, could be based, more than one (1) year after the last to occur of the acts giving rise to such claim or cause of action. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Coast. This provision shall survive any termination of this Loan Agreement or any other present or future agreement.

        9.17 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and Coast acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Coast or Borrower under any rule of construction or otherwise.

        9.18 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Coast and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Coast to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

        9.19 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND COAST EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWER. IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

BORROWER:

PROBUSINESS, INC.,
a California corporation



By    /s/ Steve Klei
   ----------------------------------
Title:  Vice President/CFO
      -------------------------------
COAST:

COAST BUSINESS CREDIT,
a division of Southern Pacific
Thrift & Loan Association


By
   ----------------------------------
Title:  Vice President
       ------------------------------

By
   ----------------------------------
Title:  Vice President
       ------------------------------

                    COAST

                    SCHEDULE TO LOAN AND SECURITY AGREEMENT



BORROWER:   PROBUSINESS, INC.,
            A CALIFORNIA CORPORATION

ADDRESS:    5934 GIBRALTER DR., SUITE 201
            PLEASANTON, CALIFORNIA 94588

DATE:       APRIL 30, 1996



This Schedule forms an integral part of the Loan and Security Agreement between Coast Business Credit, a division of Southern Pacific Thrift & Loan Association, and the above-borrower of even date.


------------------------------------------------------------------------------

1.  CREDIT LIMIT
    (Section 1.1):  Loans in a total amount at any time outstanding not to exceed the lesser of the then applicable Maximum Dollar Amount, or the sum of (a) and (b) below:

                         (a) Loans (the "Receivable Loans") in an amount not to exceed three (3) times Borrower's average monthly collections of Eligible Receivables, less One Hundred Fifty Thousand Dollars ($150,000), for the preceding three (3) month period, to be decreased by a factor of one (1) times for each thirty percent (30%) decrease in Borrower's revenues, measured on a quarterly basis, plus

                         (b) Subject to the provisions of Section 7(3) of this Schedule, Loans (the "Equipment Acquisition Loans"), in minimum advances of One Hundred Thousand Dollars ($100,000), with interest only payable monthly on each drawdown for six (6) months from the date of each such drawdown followed by a thirty-six (36) month monthly amortization of principal plus interest with the remaining balance due on April 30, 1998, in a total amount not to exceed the lesser of:


                              (1) 80% of the invoice cost of new Equipment less taxes and installation charges, plus, 80% of the appraised liquidation value of used Equipment acquired by Borrower less taxes and installation charges, or

                              (2)  One Million Dollars ($1,000,000).

COAST BUSINESS CREDIT                  SCHEDULE TO LOAN AND SECURITY AGREEMENT
-------------------------------------------------------------------------------

2.     INTEREST.

       Interest Rate
       (Section 1.2):


                         The Loans shall bear interest payable monthly at a rate equal to the "Prime Rate" plus one percent (1.0% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed

                         The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest "Prime Rate" in effect during said month, but in no event shall the rate of interest charged on any Loans in any month be less than seven and one-half percent (7.5%) per annum. "Prime Rate" means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said bank. If the Prim Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks.

Minimum Annual
Interest (including any
Rate Adjustment) Payable
Quarterly
(Section 1.2):           Thirty Thousand Dollars($30,000) per quarter.


3.FEES
  (Section 1.3)

Origination Fee:         Ninety Thousand Dollars ($90,000),
                         payable in installments of Forty - Five Thousand
                         Dollars ($45,000) due on the Closing Date, and Forty -
                         Five Thousand Dollars ($45,000) due on the first anniversary of the Closing Date.

Facility Fee:            One Thousand Eight Hundred Dollars
                         ($1,800) per calendar quarter, payable in advance
                         (prorated for any partial quarter at the beginning of the term of this Agreement).

Renewal Fee:             .5% of the Maximum Dollar Amount per year.

Yield Fee:               On the last day of each calendar quarter.
                         Borrower shall pay a yield fee equal to 1% per annum of the average daily balance of the Loans outstanding during the previous three (3) months calculated on the basis of a 360 day year for actual days elapsed, pursuant to the formula set forth below:

                        (average annual loan balance)
                        --------------------------x 3
                                      12

        COAST BUSINESS CREDIT           SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------


4.  MATURITY DATE
    (Section 6.1):      April 30, 1998, subject to automatic renewal as
                        provided in Section 6.1 above, and early termination as provided in Section 6.2 above.


    EARLY TERMINATION
    (Section 6.2):      An amount equal to two percent (2%) of the Maximum
                        Dollar Amount (as defined in the Schedule), if termination occurs on or before the first anniversary of the date of this Agreement; one percent (1%) of the Maximum Dollar Amount, if termination occurs after the first anniversary and on or before the second anniversary of the date of this Agreement; and one percent (1%) of the Maximum Dollar Amount, if termination occurs after the second anniversary and on or before the third anniversary of the date of this Agreement if Borrower renews this Agreement pursuant to Section 6.1 hereof. Such fees shall be waived if public trading of Borrower's common stock is commenced.



5.  REPORTING.
    (Section 5.3):      Borrower shall provide Coast with the following:

                        (1) Monthly Receivable agings, aged by invoice date, within ten (10) days after the end of each month.

                        (2) Monthly accounts payable agings, aged by invoice date within ten (10) days after the end of each month.

                        (3) Monthly within fifteen (15) days after the end of each month outstanding or held check registers.

                        (4) Monthly internally prepared financial statements, as soon as available, and in any event within thirty (30) days after the end of each month.

                        (5)  Quarterly internally prepared financial
                             statements, as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower.

                        (6) Semi-Annual customer lists, including customer name, address, and phone number.

                        (7) Annual financial statements, as soon as available, and in any event within ninety (90) days following the end of Borrower's fiscal year, certified by independent certified public accountants acceptable to Coast.

       COAST BUSINESS CREDIT             SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------



6.  BORROWER INFORMATION:

    PRIOR NAMES OF BORROWER
    (Section 3.2):                  ProBusiness Centers, Inc.

    PRIOR TRADE NAMES OF
    BORROWER
    (Section 3.2):                  None

    EXISTING TRADE NAMES OF
    BORROWER
    (Section 3.2):                  None

    OTHER LOCATIONS AND
    ADDRESSES (Section 3.3):        18400 Von Karman Avenue
                                    Suite 340
                                    Irvine, CA  92714

    MATERIAL ADVERSE
    LITIGATION (Section 3.10):      None




7.  OTHER PROVISIONS
    (Section 5.1):                  (1)  Borrower shall maintain minimum
                                         Tangible Net Worth of (a) at least Two
                                         Million Dollars ($2,000,000) at all
                                         times when the Maximum Dollar Amount
                                         is equal to Four Million Dollars
                                         ($4,000,000), and (b) at least Three
                                         Million Dollars ($3,000,000) at all
                                         times when the Maximum Dollar Amount
                                         is equal to Six Million Dollars
                                         ($6,000,000).

                                    (2)  Borrower shall at all times maintain a
                                         ration of cash to implementation and
                                         technical support expenditures of at
                                         least .75:1.0 determined on a monthly
                                         basis.

                                    (3)  Borrower shall not obtain any
                                         Equipment Acquisition Loans hereunder,
                                         unless Borrower has attained, as of the
                                         date of such requested Equipment
                                         Acquisition Loans, EBIT coverage at
                                         1.1 times total debt service for
                                         immediately preceding three (3)
                                         consecutive months.

Company Name
Address
City, State Zip

In connection with the examination of our accounts receivable records by the accountants William John and Company, 12121 Wilshire Blvd., Suite 1111, Los Angeles, CA 90025, we would appreciate it if you would furnish them with the following information regarding your balance due to us.

(1) Account Receivable outstanding as of 4/1/96 per our records
    See attached schedule)                                     ------------.

(2) Terns of Sale Net 10

(3) Are there any credits due to you?  YES          NO
                                          ---------   ---------

Please verify this balance and note any discrepancies in the space below.

------------------------------

------------------------------


Signature
         --------------------------

Your Name Printed
                 ------------------

Title
     ------------------------------

       THIS IS A VERIFICATION OF ACCOUNTS ONLY-NOT A DEMAND FOR PAYMENT

Please fax your reply directly to:

        William John and Company
        Attn:   ?
        Phone # (310) 828-2346 Fax # (310) 979-5827

If you have any questions regarding this matter or your balance due, please call me at (310) 734-9990 x 111. I would appreciate it if you would reply by Friday, April 26.

Sincerely,


Cathy Cruz
Senior Accountant

                            AMENDMENT NUMBER ONE TO
                          LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT, dated as of October 25, 1996 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of April 30, 1996, by and between PROBUSINESS, INC., a California corporation ("Borrower"), and COAST BUSINESS CREDIT, a division of Southern Pacific Thrift & Loan Association, a California corporation ("Coast"), as amended from time to time (the "Loan Agreement"). All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

                                    RECITALS

        WHEREAS, Borrower has requested, and Coast has agreed, that Coast increase the Maximum Dollar Amount available to Borrower under the Loan Agreement and to amend certain other provisions of the Loan Agreement; and

        WHEREAS, subject to the terms and conditions hereof, Coast has agreed to amend the Loan Agreement as hereinafter set forth.

        NOW, THEREFORE, the parties hereto agree as follows:

                                   AMENDMENT

        Section 1.  AMENDMENTS.

                1.1 AMENDMENT TO SECTION 8 OF LOAN AGREEMENT. Section 8 of the Loan Agreement is hereby amended by deleting from such Section the definition of "Maximum Dollar Amount" in its entirety and replacing it with the following:

            "Maximum Dollar Amount" means the aggregate amount of Ten Million Dollars ($10,000,000)

                1.2 AMENDMENT TO SECTION 1 OF SCHEDULE. Section 1 of the Schedule to the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

        "1.     CREDIT LIMIT

        (Section 1.1): Loans in a total amount at any time outstanding not to exceed the lesser of the then applicable Maximum Dollar Amount, or the sum of
(a) and (b) below:

        (a)     Loans (the "Receivable Loans") in an amount not to exceed four
                (4) times Borrower's average monthly collections of Eligible Receivables, less One Hundred Fifty Thousand Dollars ($150,000), for the preceding four (4) month period, to be decreased by a factor of one (1) times for each thirty percent (30%) decrease in Borrower's revenues, measured on a quarterly basis, plus

        (b) Subject to the provisions of Section 7(3) of this Schedule, Loans (the "Equipment Acquisition Loans"), in minimum advances of One Hundred Thousand Dollars ($100,000), with interest only payable monthly on each draw-down for six (6) months from the date of each such draw-down followed by a thirty-six (36) month monthly amortization of principal plus interest with the remaining balance due on April 30, 1998, in a total amount not to exceed the lesser of:

                (1) 80% of the invoice cost of new Equipment less taxes and installation charges, plus, 80% of the appraised liquidation value of used Equipment acquired by Borrower less taxes and installation charges, or

                (2)     One Million Dollars ($1,000,000)."

                        1.3 AMENDMENT TO SECTION 3 OF SCHEDULE. Section 3 of the Schedule to the Agreement is hereby amended such that the Forty-Five Thousand Dollar ($45,000) balance of the Origination Fee shall be due and payable upon the effective date of Amendment Number One to this Loan Agreement.

                        1.4 AMENDMENT TO SECTION 7 OF SCHEDULE. Section 7 of the Schedule to the Agreement is hereby amended to delete therefrom the minimum Tangible Net Worth covenant in subsection (1) and to replace it with the following:

        "(1)  Intentionally blank."

        Section 2. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon:

                        2.1 Receipt by Coast of an executed original of this Amendment;

                        2.2 Receipt by Coast of an executed original of an amendment to the Warrant to Purchase Stock, dated as of April 30, 1996, increasing to 19,000 the Series E Preferred Stock subject to such Warrant, and otherwise in form and substance satisfactory to Coast, or a new Warrant to Purchase Stock providing for such an increase in stock subject to the Warrant and otherwise in form and substance satisfactory to Coast;

                        2.3 Receipt by Coast of payment of all fees and costs, including legal fees and costs, incurred in connection with the preparation, negotiation and execution of this Amendment and the amendment to the Warrant to Purchase Stock; and

                        2.4 Receipt by Coast of payment of the accelerated Forty-Five Thousand Dollar balance of the Origination Fee.

        Section 3. ENTIRE AGREEMENT. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

        Section 4. CONFLICTING TERMS. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

        Section 5. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


                                        BORROWER:

                                        PROBUSINESS, INC.
                                        a California corporation

                                        By /s/ Steven Klei
                                          ------------------------------
                                          Title: VP/CFO
                                                ------------------------


                                        COAST:

                                        COAST BUSINESS CREDIT,
                                        a division of Southern Pacific Thrift
                                        & Loan Association

                                        By
                                          ------------------------------
                                          Title:
                                                ------------------------

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


                                        BORROWER:

                                        PROBUSINESS, INC.
                                        a California corporation

                                        By /s/ Steven Klei
                                          ------------------------------
                                          Title: VP/CFO
                                                ------------------------


                                        COAST:

                                        COAST BUSINESS CREDIT,
                                        a division of Southern Pacific Thrift
                                        & Loan Association

                                        By [/s/  ILLEGIBLE]
                                          ------------------------------
                                          Title: Vice President
                                                ------------------------

              AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT


        THIS AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT, dated as of January 6, 1997 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of April 30, 1996, as amended by that certain Amendment Number One to Loan and Security Agreement, dated as of October 25, 1996 (as amended from time to time, the "Loan Agreement"), by and between PROBUSINESS, INC., a California corporation ("Probusiness"), and COAST BUSINESS CREDIT, a division of Southern Pacific Thrift & Loan Association, a California corporation ("Coast"), on the other hand. All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

                                R E C I T A L S

        WHEREAS, Probusiness, and Benesphere Administrators, Inc., a Washington corporation ("Benesphere") and/or the individual shareholders of Benesphere ("Selling Shareholders") have entered into an agreement for the purchase and sale of stock dated on or about January 4, 1997 (the "Benesphere Purchase Agreement"), whereby Probusiness agreed to purchase all of the issued and outstanding capital stock of Benesphere (the "Acquisition"); and

        WHEREAS, in order to consummate such acquisition, Probusiness has requested Coast's consent to utilize funds obtained pursuant to the Loan Agreement; and

        WHEREAS, Coast, as a condition to its consent to allow Probusiness to use such funds for the aforementioned acquisition, has required, and Probusiness and Benesphere (collectively, the "Borrowers") have agreed, to amend the Loan Agreement in accordance with the terms and provisions of this Amendment.

                               A M E N D M E N T

        NOW, THEREFORE, the parties hereto agree as follows:

        A.  AMENDMENTS.

            1. The definition of "Borrower" as set forth in the introductory paragraph to the Loan Agreement is hereby amended to include Benesphere, joint and severally, as an additional borrower.

            2. The definition of "Borrowers' Addresses" as set forth in the introductory paragraph to the Loan Agreement is hereby amended to add 10900 NE 4th, 12th Floor, Bellevue, Washington 98015 as the chief executive office of Benesphere.

         3. Coast shall establish a reserve against Borrowers' borrowing availability such that, on or before April 15, 1997, the amount of the reserve will be $525,000, such reserve to be released upon the payment of the $250,000 obligation due the Selling Shareholders under the Benesphere Purchase Agreement and the $275,000 note payable to Alison Elder.

    B. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt of an executed copy of this Amendment, together with the following:

         1. Review and approval by Coast of an executed copy of the Benesphere Purchase Agreement.

         2. Receipt by Coast of payment of all fees and costs, including legal fees and costs, incurred in connection with the preparation, negotiation and execution of this Amendment and the documents related hereto; and

         3. Receipt by Coast of each of the following documents in form and substance satisfactory to Coast in its sole and absolute discretion:

             a. Amended and Restated Secured Promissory Note, in the original principal amount of One Million Dollars ($1,000,000), executed by Borrowers in favor of Coast;

             b. Joint and Several Borrower Rider, executed by Borrowers in favor of Coast; and

             c. A confirmation of that certain Subordination Agreement among Coast and the Subordinated Debt Holders or an opinion of Borrower's counsel to the effect that such Subordination Agreement remains in full force and effect notwithstanding this Amendment.

    C. ADDITIONAL CONDITIONS PRECEDENT TO BENESPHERE ADVANCES. Loans advanced in reliance upon the Acquisition and the effectiveness of the amendments to the Loan Agreement contemplated herein in connection therewith are expressly conditioned upon the receipt by Coast, in form and substance satisfactory to Coast in its sole and absolute discretion, of (i) evidence that the acquisition contemplated in the Benesphere Purchase Agreement has been consummated, and
(ii) results of "of record" searches reflecting Coast's Uniform Commercial Code filings against Benesphere indicating that Coast has a perfected, first priority lien in and upon all of the assets of Benesphere, subject only to Permitted Liens.

    D. ENTIRE AGREEMENT. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrowers represent, warrant and agree that in entering into the Loan Agreement and consenting to this Amendment, they have not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

        E. CONFLICTING TERMS. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

        F. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                        BORROWERS:

                                        PROBUSINESS, INC.,
                                        a California corporation


                                        By  /s/ Steven Klei
                                           ------------------------------------
                                            President or Vice President


                                        By  /s/ Steven Klei
                                           ------------------------------------
                                            Secretary or Ass't Secretary


                                        BENESPHERE ADMINISTRATORS, INC.,
                                        a Washington corporation


                                        By  /s/ Steven Klei
                                           ------------------------------------
                                            President or Vice President


                                        By  /s/ Steven Klei
                                           ------------------------------------
                                            Secretary or Ass't Secretary

                                COAST:

                                COAST BUSINESS CREDIT,
                                a division of Southern Pacific Thrift & Loan
                                Association



                                By
                                   --------------------------------------------
                                        Title
                                              ---------------------------------

                        JOINT AND SEVERAL BORROWER RIDER

        This JOINT AND SEVERAL BORROWER RIDER (this "Rider"), dated as of January 6, 1997, is executed by PROBUSINESS, INC., a California corporation ("Probusiness") and BENESPHERE ADMINISTRATORS, INC., a California corporation ("Benesphere", together with Probusiness are sometimes collectively referred to herein as "Borrowers" and individually as a "Borrower"), in favor of and delivered to COAST BUSINESS CREDIT ("COAST"), A DIVISION OF SOUTHERN PACIFIC THRIFT & LOAN ASSOCIATION, a California corporation.

        WHEREAS, Borrowers are contemporaneously herewith executing and delivering to Coast (a) that certain Amendment Number Two to Loan and Security Agreement, dated as of even date herewith, amending that certain Loan and Security Agreement, dated as of April 30, 1996, as previously amended by that certain Amendment Number One to Loan and Security Agreement, dated as of October 25, 1996 (as amended, the "Agreement"), and (b) that certain Amended and Restated Secured Promissory Note (Equipment Acquisition Loans), dated as of even date herewith (the "Note") (the Agreement and the Note, together with any and all other agreements, instruments and documents executed by Borrowers in connection therewith, and as all of the foregoing may be amended, restated, supplemented or modified from time to time in accordance with their terms, are collectively referred to herein as the "Loan Documents");

        WHEREAS, each Borrower is interested in the financial success of the other Borrowers and each Borrower will directly and materially benefit from the financial accommodations which Coast will extend to all Borrowers pursuant to the Loan Documents; and

        WHEREAS, in order to induce Coast to extend financial accommodations to Borrowers, and in consideration thereof, Borrowers have agreed to execute and deliver this Rider to Coast, which Rider shall be a rider to the Loan Documents.

        NOW THEREFORE, the parties hereto agree as follows:

        1. Each Borrower agrees that it is jointly and severally, directly and primarily liable to Coast for payment in full of all amounts owing to Coast under the Loan Documents, whether for principal, interest or otherwise (collectively, the "Obligations") and that such liability is independent of the duties, obligations, and liabilities of the other Borrowers. Coast may bring a separate action or actions on each, any, or all of the Obligations against any Borrower, whether action is brought against the other Borrowers or whether the other Borrowers are joined in such action. In the event that any Borrower fails to make any payment of any Obligations on or before the due date thereof, the other Borrowers immediately shall cause such payment to be made or each of such Obligations to be performed, kept, observed, or fulfilled.

        2. The Loan Documents are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents. Each Borrower agrees that its liability under the Loan Documents shall be immediate and shall not be contingent upon the exercise or enforcement by Coast or whatever remedies it may have against the other Borrowers, or the enforcement of any lien or realization upon any security Coast may at any time possess. Each Borrower consents and agrees that Coast shall be under no obligation to marshal any assets of any Borrower against or in payment of any or all of the Obligations.

        3. Each Borrower acknowledges that it is presently informed as to the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that it will continue to keep informed as to the financial condition of the other Borrowers, the status of the other Borrowers and of all circumstances which bear upon the risk of nonpayment. Absent a written request from any Borrower to Coast for information, such Borrower hereby waives any and all rights it may have to require Coast to disclose to such Borrower any information which Coast may now or hereafter acquire concerning the condition or circumstances of the other Borrowers.

        4. The liability of each Borrower under the Loan Documents includes Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Obligations after prior Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Borrower hereby waives any right to revoke its liability under the Loan Documents as to future indebtedness, and in connection therewith, each Borrower hereby waives any rights it may have under Section 2815 of the California Civil Code. If such a revocation is effective notwithstanding the foregoing waiver, each Borrower acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Coast, (b) no such revocation shall apply to any Obligations in existence on such date (including, any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Coast in existence on the date of such revocation, (d) no payment by such Borrower or from any other source prior to the date of such revocation shall reduce the maximum obligation of the other Borrowers hereunder, and (e) any payment of such Borrower or from any source other than Borrowers, subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of each Borrower hereunder.

                5.      (a)     Each Borrower absolutely, unconditionally,
knowingly, and expressly waives:

                        (i) (1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (3) notice of the amount of the Obligations, subject, however, to each Borrower's right to make inquiry of Coast to ascertain the amount of the Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the other Borrowers or of any other fact that might increase such Borrower's risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any unmatured event of default or event of default under the Loan Documents; and (7) all other notices (except if such notice is specifically required to be given to Borrowers hereunder or under the Loan Documents) and demands to which such Borrower might otherwise be entitled.

                        (ii) its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Coast to institute suit against, or to exhaust any rights and remedies which Coast has or may have against, the other Borrowers or any third party, or against any collateral for the Obligations provided by the other Borrowers, or any third party. In this regard, each Borrower agrees that it is bound to the payment of all Obligations, whether now existing or hereafter accruing, as fully as if such Obligations were directly owing to Coast by such Borrower. Each Borrower further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of the other Borrowers or by reason of the cessation from any cause whatsoever of the liability of the other Borrowers in respect thereof.

                        (iii) (1) any rights to assert against Coast any defense (legal or equitable), set-off, counterclaim, or claim which such Borrower may now or at any time hereafter have against the other Borrowers or any other party liable to Coast; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor;
        (3) any defense such Borrower has to performance hereunder, and any right such Borrower has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of Coast's rights or remedies against the other Borrowers; the alteration by Coast of the Obligations; any discharge of the other Borrowers' obligations to Coast by operation of law as a result of Coast's intervention or omission; or the acceptance by Coast of anything in partial satisfaction of the Obligations; (4) the benefit of any statute of limitations affecting such Borrower's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Borrower's liability hereunder.

                        (b) Each Borrower absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Coast including any defense based upon an election of remedies by Coast under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction; or
(ii) any election by Coast under Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against the Borrowers. Pursuant to California Civil Code Section 2856(b):

                                "Each Borrower waives all rights and defenses
                arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower's rights of subrogation and reimbursement against the other Borrowers by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise."

If any of the Obligations at any time are secured by a mortgage or deed of trust upon real property, Coast may elect, in its sole discretion, upon a default with respect to the Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing the Loan Documents, without diminishing or affecting the liability of any Borrower hereunder except to the extent the Obligations are repaid with the proceeds of such foreclosure. Each Borrower understands that (a) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures, an election by Coast nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against the other Borrowers or other guarantors or sureties, and (b) absent the waiver given by such Borrower, such an election would prevent Coast from enforcing the Loan Documents against such Borrower. Understanding the foregoing, and understanding that such Borrower is hereby relinquishing a defense to the enforceability of the Loan Documents, such Borrower hereby waives any right to assert against Coast any defense to the enforcement of the Loan Documents, whether denominated "estoppel" or otherwise, based on or arising from an election by Coast nonjudicially to foreclose any such mortgage or deed of trust. Each Borrower understands that the effect of the foregoing waiver may be that each Borrower may have liability hereunder for amounts with respect to which such Borrower may be left without rights of subrogation, reimbursement, contribution, or indemnity against the other Borrower or other guarantors or sureties. Each Borrower also agrees that the "fair market value" provisions of
Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of such Borrower's liability under the Loan Documents.

                        (c)     Each Borrower hereby absolutely,
unconditionally, knowingly, and expressly waives; (i) any right of subrogation such Borrower has or may have as against the other Borrowers with respect to the Obligations; (ii) any right to proceed against the other Borrowers or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which such Borrower may now have or hereafter have as against the other Borrowers with respect to the Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of the other Borrowers.

                (d) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS RIDER, EACH BORROWER HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF
CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

        6. Each Borrower consents and agrees that, without notice to or by such Borrower, and without affecting or impairing the liability of such Borrower hereunder, Coast may, by action or inaction:

                (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents, or any part thereof, with respect to the other Borrowers;

                (b) release the other Borrowers or grant other indulgences to the other Borrowers in respect thereof; or

                (c) release or substitute any other guarantor, if any, of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any other guaranty of the Obligations, or any portion thereof.

        7. Coast shall have the right to seek recourse against each Borrower to the fullest extent provided for herein, and no election by Coast to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Coast's right to proceed in any other form of action or proceeding or against other parties unless Coast has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Coast under the Loan Documents shall serve to diminish the liability of any Borrower under this Rider except to the extent the Coast finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

        8. The Obligations shall not be considered indefeasibly paid for purposes of this Rider unless and until all payments to Coast are no longer subject to any right on the part of any person, including any Borrower, any Borrower as a debtor in possession, or any trustee (whether appointed pursuant to 11 U.S.C., or otherwise) of any Borrowers' assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the Obligations, Coast shall have no obligation whatsoever to transfer or assign its interest in the Loan Documents to any Borrower. In the event that, for any reason, any portion of such payments to Coast is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and each Borrower shall be liable for the full amount Coast is required to repay plus any and all costs and expenses (including attorneys' fees and attorneys' fees incurred pursuant to 11 U.S.C.) paid by Coast in connection therewith.

        9. At the request of Borrowers to facilitate and expedite the administration and accounting processes and procedures of their borrowings under the Agreement, Coast has agreed, in lieu of maintaining separate loan accounts on Coast's books in the name of each of the Borrowers, that Coast may maintain a single loan account under the name of all of the Borrowers (the "Loan Account"). Loans made under the Agreement shall be made jointly and severally to Borrowers and shall be charged to the Loan Account, together with all interest and other charges as permitted under and pursuant to this Agreement. The Loan Account shall be credited with all repayments of Obligations received by Coast, on behalf of Borrowers, from any Borrower pursuant to the terms of the Agreement.

       10. Coast shall render to Probusiness, on behalf of Borrowers, one statement of the Loan Account, which shall be deemed to be an account stated as to each Borrower and which will be deemed correct and accepted by each Borrower unless Coast receives a written statement of exceptions from any Borrower within thirty (30) days after such statement has been rendered by Coast. Each Borrower hereby expressly agrees and acknowledges that Coast shall have no obligation to account separately to such Borrower.

       11. Requests for advances under the Agreement may be made by any Borrower, pursuant to the terms thereof. Each Borrower expressly agrees and acknowledges that Coast shall have no responsibility to inquire into the correctness of the apportionment or allocation of or any disposition by any of Borrowers of (a) any advances or loans under the Agreement, or (b) any of the expenses and other items charged to the Loan Account pursuant to the Agreement. All such advances and loans and such expenses and other items shall be made for the collective, joint, and several account of Borrowers and shall be charged to the Loan Account.

       12. Each Borrower agrees and acknowledges that the administration of the Agreement on a combined basis, as set forth in this Rider, is being done as an accommodation to Borrowers and at their request, and that Coast shall incur no liability to any of Borrowers as a result thereof. To induce Coast to do so, and in consideration thereof, each of Borrowers hereby agrees to indemnify and hold Coast harmless from and against any and all liability, expense, loss, damage, claim of damage, or injury, made against Coast by any Borrowers or by any other person or entity, arising from or incurred by reason of such administration of the Agreement.

        13. Each Borrower represents and warrants to Coast that the collective administration of the loans is being undertaken by Coast pursuant to this Rider because Borrowers are integrated in their operation and administration and require financing on a basis permitting the availability of credit from time to time to each of Borrowers. Each Borrower will derive benefit, directly and indirectly, from such collective administration and credit availability because the successful operation of each Borrower is enhanced by the continued successful performance of the integrated group.

        14. This Rider shall append and shall be part and parcel of the Loan Documents; and the Rider shall be governed by and construed in accordance with all of the terms of the Loan Documents.

        IN WITNESS WHEREOF, this Rider has been executed and delivered as of the date first above written.


                                        PROBUSINESS, INC.
                                        a California corporation


                                        By /s/ Steven Klei
                                           ------------------------------
                                           Title VP/CFO
                                                 ------------------------

                                        BENESPHERE ADMINISTRATORS, INC.
                                        a Washington corporation


                                        By /s/ Steven Klei
                                           ------------------------------
                                           Title VP/CFO
                                                 ------------------------

                                   COAST:

                                   COAST BUSINESS CREDIT,
                                   a division of Southern Pacific Thrift & Loan
                                   Association


                                   By  /s/ [Illegible]
                                       -----------------------------------------
                                           Title   VP
                                                 -------------------------------


                                       4